                                                               Exhibit 4.3(A)(3)


                             CERTIFICATE OF TRUST OF
                     Chase Manhattan Auto Owner Trust 1998-A
                     ---------------------------------------

                  THIS Certificate of Trust of Chase Manhattan Auto Owner Trust 1998-A (the "Trust"), dated as of January 16, 1998, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

                  1. Name. The name of the business trust formed hereby is Chase Manhattan Auto Owner Trust 1998-A.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is WILMINGTON TRUST COMPANY, Rodney Square North, 1100 North Market Square, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration.

                  3. This Certificate of Trust shall be effective as of the date filed.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                    WILMINGTON TRUST COMPANY,
                                    as trustee

                                    By:      /s/ Ann E. Roberts
                                        ------------------------------
                                        Name:  Ann E. Roberts
                                        Title: Senior Financial Services Officer